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                                                                    EXHIBIT 21.1

                                Subsidiary List


Subsidiary                                                      Jurisdiction
----------                                                      ------------

NexTek Software Corp.                                               Colorado

Tanning Technology Denmark Aps                                       Denmark

Tanning Technology Europe Limited                             United Kingdom

Tanning Technology (India) Private Limited                             India

Tanning Africa Limited                                             Mauritius